UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

EXELA TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	47-1347291 (IRS Employer Identification No.)

2701 E. Grauwyler Rd. Irving, TX (Address of principal executive offices)	75061 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 6.00% Series B Cumulative Convertible Perpetual Preferred Stock	Name of each exchange on which each class is to be registered The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed in connection with the listing of the 6.00% Series B Cumulative Convertible Perpetual Preferred Stock of Exela Technologies, Inc. (the "Company") on The Nasdaq Stock Market LLC. The information required by this item is contained under the heading "Description of Series B Preferred Stock" in the Amended and Restated Offer to Exchange, filed as  Exhibit (a)(1)(I) to the Schedule TO-I/A (File No. 005-88578) filed by the Company with the Securities and Exchange Commission on February 24, 2022, which is hereby incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description of Exhibit
3.1	Restated Certificate of Incorporation, dated July 12, 2017(1)

3.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Exela Technologies, Inc., effective January 25, 2021(2)

3.3	Second Amended and Restated Bylaws, dated November 6, 2019 (3)

3.4	Certificate of Designations of Exela Technologies, Inc. filed on March 10, 2022 with the Secretary of State of the State of Delaware designating the preferences, limitations, voting powers and relative rights of the 6.00% Series B Cumulative Convertible Perpetual Preferred Stock (4)

3.5	Amendment No. 2 to Bylaws of Exela Technologies, Inc. (5).
_____________
(1)	Incorporated by reference to the Registrants’ Current Report on Form 8-K, filed on July 18, 2017.

(2)	Incorporated by reference to the Registrants’ Current Report on Form 8 K, filed on January 25, 2021.

(3)	Incorporated by reference to the Registrants’ Quarterly Report on Form 10-Q, filed on November 12, 2019.

(4)	Incorporated by reference from Exhibit (a)(1)(N) to Amendment No. 11 to Schedule TO, filed by the Company with the Securities and Exchange Commission on March 11, 2022.

(5)	Incorporated by reference to the Registrants’ Current Report on Form 8 K, filed on December 27, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Exela Technologies, Inc.

By:	/s/ Erik Mengwall
	Name:	Erik Mengwall
	Title:	Secretary

Date: March 22, 2022